UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[  ]  Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Invesco US
Just now

Important update for Invesco QQQ investors: Invesco is seeking shareholder approval for proposed changes to the Invesco QQQ ETF. The changes are designed to modernize the fund and reduce its expense ratio.

✅ Lower expense ratio (from 0.20% to 0.18%)
✅ Enhanced transparency and oversight
✅ No tax impact for shareholders
✅ Same investment objective – QQQ will continue to track the Nasdaq-100® Index
✅ Same management team

The proxy voting period is now open. If you receive a call or email, please take a moment to review the information and cast your vote. You can learn more here: https://www.invesco.com/qqq-etf/en/proxy-vote-information.html

Thank you for your continued trust in Invesco QQQ.

invescous Follow Important update for Invesco QQQ investors: Invesco is seeking shareholder approval for proposed changes to the Invesco QQQ E... More

Brian harttigan Global Head of Etfs and Index Investments invesco I’m Brian hartigan Global Head of Etfs and Index Investments at Invesco. @invescous Important update for Invesco QQQ investors: Invesco is seeking shareholders approval for proposed changes to the Invesco QQQ EtF

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InvescoUS @Invesco… • Just now

Important update for Invesco QQQ investors: Invesco is seeking shareholder approval for proposed changes to the Invesco QQQ ETF. The changes are designed to modernize the fund and reduce its expense ratio.

✅ Lower expense ratio (from 0.20% to 0.18%)
✅ Enhanced transparency and oversight
✅ No tax impact for shareholders
✅ Same investment objective – QQQ will continue to track the Nasdaq-100® Index
✅ Same management team

The proxy voting period is now open. If you receive a call or email, please take a moment to review the information and cast your vote. You can learn more here: https://www.invesco.com/qqq-etf/en/proxy-vote-information.html

Thank you for your continued trust in Invesco QQQ.

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Invesco US
Just now

•••

Important update for Invesco QQQ investors: Invesco is seeking shareholder approval for proposed changes to the Invesco QQQ ETF. The changes are designed to modernize the fund and reduce its expense ratio.

✅ Lower expense ratio (from 0.20% to 0.18%)
✅ Enhanced transparency and oversight
✅ No tax impact for shareholders
✅ Same investment objective – QQQ will continue to track the Nasdaq-100® Index
✅ Same management team

The proxy voting period is now open. If you receive a call or email, please take a moment to review the information and cast your vote. You can learn more here: https://www.invesco.com/qqq-etf/en/proxy-vote-information.html

Thank you for your continued trust in Invesco QQQ.

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View in browser A message for QQQ shareholders Have you received emails or calls from our third-party proxy solicitor, Sodali? These are not spam—they’re here to help you participate in an important proxy vote for QQQ. You can help shape the future of Invesco QQQ by voting on a proposed upgrade from its current trust structure to a more flexible, open-ended ETF. This change aims to deliver greater value to you, including: • Lower costs: Expense ratio reduced from 0.20% to 0.18% • Greater transparency: Enhanced reporting and oversight • No tax impact: The change will not trigger any tax consequences • Same investment objective: QQQ will continue to track the Nasdaq-100® Index Rest assured, QQQ will continue to track the Nasdaq-100® Index and its operations will be managed by the same trusted team. Your proxy statement and voting information may arrive by mail or email, often directly from your brokerage firm. If you’re asked for a control number when voting, it can be found in those mailings. For assistance, contact Sodali at (800) 886-4839. The deadline to vote is October 23, 2025. Learn more

View of the full proxy statement, annual report and more. Discover Vote Have your control number? Make your voice heard! Vote now NOT A DEPOSIT | NOT FDIC INSURED | NOT GUARANTEED BY THE BANK MAY LOSE VALUE | NOT INSURED BY ANY FEDERAL AGENCY Before investing, consider the Fund’s investment objectives, risks, charges and expenses. Call (800) 983-0903 for a prospectus containing this information. Read it carefully before investing. The information here does not constitute a recommendation of any investment strategy or product for a particular investor. Investors should consult a financial professional/financial consultant before making any investment decisions. Shares are not individually redeemable and owners of the Shares may acquire those from the Funds and those shares for redemption to the Funds in the Creation Unit aggregations only, typically consisting of 10,000, 20,000, 25,000, 50,000, 80,000, 100,000 or 150,000 Shares. This email has been sent on behalf of Invesco Ltd. or an Invesco affiliate: 3500 Lacey Road, Suite 700, Downers Grove, Illinois, 60515, USA invesco.com/us %%=Format(Now(), “MM/yy”)=%% NA4850204 Invesco Distributors, Inc. Unsubscribe from future marketing emails.